EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FuelNation, Inc. (the “Company”) of our report dated March 29, 2002 included in the Company’s Annual Report on Form 10-KSB (File No. 1-12350).

/s/ Moore Stephens, P.C.

Moore Stephens, P.C.
Certified Public Accountants

Cranford, New Jersey
July 8, 2002